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                                  EXHIBIT 99.1

                           AGREEMENT MADE PURSUANT TO
                             RULE 13d-1(f)(1)(iii)





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                             JOINT FILING AGREEMENT

      The parties hereto agree that pursuant to Rule 13d-1(f)(1)(iii) of Regulation 13D promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, the Schedule 13D of which this Agreement is made an exhibit is filed on behalf of it in the capacity set forth below.

Date:  November 3, 1997                 NATURAL GAS PARTNERS III, L.P.


                                        By: Rainwater Energy Investors, L.P.,
                                              its Sole General Partner


                                        By:  GFW III, L.L.C.,
                                             its Sole General Partner


                                        By:  /s/ Kenneth A. Hersh
                                             ----------------------------
                                             Kenneth A. Hersh,
                                             Authorized Member



Date:  November 3, 1997                 Rainwater Energy Investors, L.P.

                                        By:  GFW III, L.L.C.,
                                             its Sole General Partner


                                        By:  /s/ Kenneth A. Hersh
                                             ----------------------------
                                             Kenneth A. Hersh,
                                             Authorized Member



Date:  November 3, 1997                 GFW III, L.L.C.


                                        By:  /s/ Kenneth A. Hersh
                                             ----------------------------
                                             Kenneth A. Hersh,
                                             Authorized Member